EXHIBIT 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Dave Prichard/Kevin Kim 608-278-6141/608-278-6148

Spectrum Brands Announces Early Tender and Consent Results
Middleton, WI, September 24, 2019 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a global and diversified consumer products company with market-leading brands, announced today the early tender and consent results for its previously announced tender offer to purchase for cash by its wholly owned subsidiary, Spectrum Brands, Inc. (the “Company”), any and all of its outstanding 6.625% Senior Notes due 2022 (the "2022 Notes") and solicitation of consents to amend the indenture governing the 2022 Notes (the "Tender Offer and Consent Solicitation").
As of the previously announced consent date and time of 5:00 p.m., New York City time, on September 23, 2019 (the "Consent Solicitation Expiration Time"), according to information provided by the tender agent for the Tender Offer and Consent Solicitation, a total of $167,574,000 aggregate principal amount or approximately 58.80% of the outstanding aggregate principal amount of the 2022 Notes, had been validly tendered and not validly withdrawn and related consents validly delivered and not validly revoked in the Tender Offer and Consent Solicitation. In conjunction with receiving the requisite consents, a supplemental indenture with respect to the 2022 Notes (the "Supplemental Indenture") to effect the proposed amendments (which eliminate substantially all of the restrictive covenants and certain events of default from the 2022 Notes indenture) as described in the Offer to Purchase and Consent Solicitation Statement, dated September 24, 2019 (the "Statement") has been executed.
The Company has accepted for purchase all of the 2022 Notes that were validly tendered and not validly withdrawn by the Consent Solicitation Expiration Time. Withdrawal rights for the 2022 Notes expired at 5:00 p.m., New York City time, on September 23, 2019.
The final expiration of the Tender Offer remains scheduled for 11:59 p.m., New York City time, on October 7, 2019, unless extended or earlier terminated by Spectrum Brands in its sole discretion (the “Tender Offer Expiration Time”).  Spectrum Brands currently intends, but is not obligated, to call for redemption, on or after

November 15, 2019, all of the Notes that remain outstanding following the Tender Offer Expiration Time.
This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc.
Spectrum Brands Holdings, a member of the Russell 1000 Index, is a global and diversified consumer products company and a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, Black + Decker®, George Foreman®, Russell Hobbs®, Tetra®, Marineland®, GloFish®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Healthy-Hide®, Digest-eeze™, DreamBone®, SmartBones®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®.
Forward-Looking Statements
Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as the Tender Offer and Consent Solicitation and the achievement of the expected benefits of such transactions (including expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance), may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the impact of actions taken by significant stockholders; (5) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (6) interest rate and exchange rate fluctuations; (7) the loss of significant reduction in, or dependence upon, sales to any significant retail customer(s); (8) competitive promotional activity or spending by competitors, or price reductions by competitors; (9) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (10) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, tariff, monetary or fiscal policies in the countries where we do business; (11) changes in consumer spending preferences and demand for our products; (12) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (13) our ability to successfully implement, achieve and sustain cost efficiencies and productivity improvements, and fully realize anticipated cost savings; (14) the seasonal nature of sales of certain of our products; (15) the effects of climate change and unusual weather activity; (16) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (17) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (18) the impact of pending or threatened litigation; (19) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (20) changes in accounting policies applicable to our business; (21) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (22) government regulations; (23) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (24) our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipated; (25) the unanticipated loss of key members of senior management; (26) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; (27) the transition to a new chief executive officer and such officer’s ability to determine and implement changes at the Company to improve the Company’s business and financial performance; and (28) the other risk factors set forth in the securities filings of the Company, including the most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q followed thereafter and Exhibit 99.3 to the Form 8-K filed on September 10, 2019.
Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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